COLONIAL OHIO TAX-EXEMPT FUND
                             FUND YIELD CALCULATION
                           (CALENDAR MONTH-END METHOD)
                        30-DAY BASE PERIOD ENDED 1/31/98

                                                 6
                            FundYield=  [(a-b +1)   ]
                                       2[ ---     -1]
                                        [ cd    )   ]
                                          CLASS A      CLASS B      CLASS C
  a = dividends and interest earned
      during the month                    $259,264    $190,785      $545

  b = expenses accrued during the month     45,789      62,800       146

  c = average dividend shares
      outstanding during the month       8,169,621   6,011,779    17,179

  d = class maximum offering price per share
      on the last day of the month           $8.10       $7.72     $7.72


                      YIELD                  3.90%        3.33%    3.64%
                                             -----        -----    -----


                     YIELD  WITHOUT WAIVER   3.70%        3.12%    3.12%
                                             -----        -----    -----

                     TAX-EQUIVALENT YIELD:   6.96%        5.94%    6.49%
                                             -----        -----   -----